Option Award Top Eight (8) Executive Officers

NCI BUILDING SYSTEMS, INC. 2003 LONG-TERM STOCK INCENTIVE PLAN

2010 NONQUALIFIED STOCK OPTION AGREEMENT

As described in the letter, dated December 14, 2009, notifying Optionee of the grant of a special nonqualified stock option (the “Award Letter”), NCI Building Systems, Inc. (the “Company”) has granted to Optionee, effective as of December 11, 2009 (the “Grant Date”), pursuant to the provisions of the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as in effect on the Grant Date (the “Plan”), a special award of a Nonqualified Stock Option to purchase the number of shares of its Common Stock, $0.01 par value, identified in the Award Letter, as adjusted to reflect the reverse stock split (the “Option”). The Option is subject to the terms and conditions set forth in this Nonqualified Stock Option Agreement (this “Agreement”) and in the Plan. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan and in the Award Letter. Optionee acknowledges receipt of a copy of the Plan in effect as of the date hereof, the terms and conditions of which are incorporated herein by reference.

This Option is not intended to constitute an Incentive Option and is granted on the following terms and conditions:

1. Number of Shares and Price. The number of shares subject to this Option is identified in the Award Letter, as adjusted to reflect the reverse stock split. The exercise price of this Option is $8.85.

2. Option Period. Subject to Section 6, the term of this Option (the “Option Period”) will commence on the Grant Date, and will expire at 5:00 o’clock p.m. Houston time on the earliest of (i) the 60th day after termination of Optionee’s continuing employment or consulting relationship with the Company and its Subsidiaries or directorship with the Company for any reason (other than death, Disability or retirement at or after Normal Retirement Age); (ii) the 180th day after the death or Disability of Optionee or the retirement of Optionee at or after Normal Retirement Age, during the continuing employment or consulting relationship with the Company and its Subsidiaries; or (iii) December 10, 2019, the expiration date. After the Option Period expires, no further shares may be purchased under this Option.

For purposes of this Option, the term “continuing employment or consulting relationship” means the absence of any interruption or termination of Optionee’s employment by or consulting relationship with the Company or any Subsidiary which now exists or hereafter is organized or acquired by the Company or one of its Subsidiaries. For purposes of this Option, a director shall have served continuously as a director until such director resigns from the Board, is removed with or without cause by the Board or stockholders or fails to be re-elected as a director upon the expiration of his current term. A continuing employment or consulting relationship shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board. In the event of Optionee’s change in status from Employee, Non-Employee Director or consultant to any other status of Employee, Non-Employee Director or consultant, this Option shall remain in effect and, except to the extent otherwise determined by the Committee, continue to vest in accordance with Section 3 of the Agreement. Optionee shall not be deemed to have retired until termination of or retirement from his employment or consulting relationship and his membership on the Board.

3. Vesting. Subject to Section 4 below, commencing on December 15, 2010, and on each of December 15, 2011, December 15, 2012 and December 15, 2013, 25% of the Option shares shall become vested and, subject to the exercise restrictions set forth in Section 6, will be available thereafter for purchase by Optionee , or in the case of death of Optionee, by his estate or such person who acquired the right to exercise the Option by bequest or inheritance, until the Option Period expires, provided, however, that, on each such vesting date, Optionee has been in a continuing employment or consulting relationship with the Company and its Subsidiaries or has served continuously as a director of the Company since the Grant Date of this Option.

4. Vesting Upon Death, Disability or Change in Control; Partial Accelerated Vesting on a Qualifying Termination.

(a) Notwithstanding Section 3 above, 100% of the Option shares shall become vested on (i) the death or Disability of Optionee during the continuing employment or consulting relationship, or (ii) a Change in Control in accordance with Section 12(b) of the Plan, provided, however, that, for the avoidance of doubt, clause (i) of the definition of “Change in Control” set forth in the Plan shall not be deemed to include an acquisition by a person which is inadvertent and/or otherwise not entered into for the purpose of, and does not have the effect of, changing or influencing the control of the Company.

(b) Notwithstanding Section 3 above, upon Optionee’s termination of employment by the Company without Cause or by Optionee’s voluntary resignation with Good Reason (hereinafter, a “Qualifying Termination”) before 100% of the Option shares vest, the number of Option shares that shall vest as of the Qualifying Termination shall be the number of shares that would have vested on the next scheduled vesting date as if Optionee had remained employed through such vesting date multiplied by a fraction, the numerator of which is the number of whole or partial months that have elapsed since the immediately preceding vesting date and the denominator of which is 12.

(c) For purposes of the Agreement, “Cause” and “Good Reason” shall have the meanings ascribed to such terms in Optionee’s current employment agreement with the Company or any of its Subsidiaries.

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5. Exercise of Option. Subject to Section 6 below, this Option shall be exercisable at any time and from time to time after the Grant Date and prior to the end of the Option Period, in whole or in part with respect to any portion of the Option shares that has become vested at the time of exercise. No fractional shares shall be issued. If an exercise covers a fractional share, the number of shares to be issued on exercise shall be rounded to the next lowest share and the exercise price for the fraction will be returned to Optionee.

6. Right to Exercise; Restrictions.

(a) Exercise Restrictions. Except as may otherwise be permitted by the Compensation Committee of the Board of Directors of the Company, Optionee may not exercise any Option shares that have become vested until the earliest of (1) January 1, 2013, (2) the date of Optionee’s Qualifying Termination, (3) the date of Optionee’s death or Disability during the continuing employment or consulting relationship, or (4) Change in Control; provided, however, such restriction on exercisability shall lapse earlier as to the number of vested Option shares on a January 1 (the “Calculation Date”) that equals (A) the vested Option shares, multiplied by (B) the Investor Transfer Percentage (as hereinafter defined) if the Investor Transfer Percentage equals or exceeds 20%. The “Investor Transfer Percentage” shall equal:

(i) the difference between (x) the aggregate number of shares of Series B Cumulative Convertible Participating Preferred Stock, including for this purpose any such preferred shares converted to Common Stock (the “Preferred Shares”), beneficially owned by Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (the “Investor Funds”) as of the Grant Date, as adjusted to reflect the reverse stock split (the “Grant Date Investor Shares”), minus (y) the aggregate number of Preferred Shares beneficially owned by the Investor Funds or any of their affiliates on the Calculation Date; divided by

(ii) the Grant Date Investor Shares.

(b) Coordination of Exercise Restrictions and Post-Termination Exercise Periods. In the event Optionee’s employment terminates and the exercise restrictions contained in Section 6(a) apply to all or any portion of the Option shares at the time of Optionee’s termination, then the applicable Option Period set forth in Section 2 shall be tolled following such termination of employment solely with respect to those Option shares that are subject to the exercise restrictions until such exercise restrictions lapse. The new Option Period shall commence on the day following the day such exercise restrictions lapse for the full applicable period of time set forth in Section 2.

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(c) This Option may not be exercised, or if exercised no shares need be issued by the Company, unless and until the Company has obtained all necessary approvals and consents of government authorities and other persons such as lenders to the Company.

7. Manner of Exercise. This Option shall be exercisable by a written notice which:

(a) States the election to exercise this Option and the number of shares with respect to which it is being exercised;

(b) Contains an undertaking to provide such information as is required, in the discretion of counsel for the Company, to determine whether an exemption from registration of such shares is available under federal and applicable state securities laws and to make such representations and warranties regarding Optionee’s investment intent as such counsel may require; and

(c) Is signed by Optionee or other person or persons authorized to exercise this Option and, if signed by a person other than Optionee, is accompanied by appropriate evidence or proof of the authority or right of such person to exercise this Option.

The written notice shall be accompanied by the exercise price for the total number of shares being purchased in the form permitted by the Plan; provided that, if the exercise price is not paid in cash or by check, Optionee and any third party shall comply with such procedures, and enter into such agreements of indemnity and other agreements, as the Company shall prescribe as a condition of such payment procedure.

8. Non-Transferability. Optionee may not directly or indirectly sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of this Option, or any right or interest therein, by operation of law or otherwise (including through hedging transactions). Any transfer in violation of this Section 8 shall be void and of no force or effect, and shall result in the immediate forfeiture of the unvested Option shares or vested Option shares subject to such attempted transfer.

9. Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares covered by this Option, until such time as a certificate is issued to him for the shares. Except as provided in Section 10, no adjustment will be made for dividends or other rights of stockholders for which the record date is prior to the issuance of a certificate for the shares.

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10. Capital Adjustments. If all or any portion of this Option is exercised subsequent to any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation, separation, reorganization or other similar transaction of or by the Company, or after a Change in Control, and as a result of which shares of any class are issued with respect to outstanding shares of Common Stock or the shares of Common Stock are changed into the same or a different number of shares of the same or another class or classes of shares, Optionee will be entitled to receive, for the aggregate exercise price payable upon exercise of this Option, the aggregate number and class of shares equal to the number and class of shares Optionee would have had on the date of exercise had the shares been purchased for the same aggregate purchase price at the date this Option was granted and had not been disposed of, taking into consideration such stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation, separation, reorganization, Change in Control or other similar transaction; provided that no fractional share will be issued upon any such exercise and any such fractional share will be settled in the manner specified in the Plan.

11. Reservation of Shares. The Company will reserve, out of its treasury shares or out of authorized but previously unissued shares, such number of the shares of its Common Stock or other class of shares as are from time to time issuable hereunder.

12. Notices. Each notice relating to this Option will be in writing and delivered in person or by certified mail to the proper address. Each notice will be deemed to have been given on the date it is received. Notices to the Company will be mailed or delivered to it at its principal office, 10943 North Sam Houston Parkway West, Houston, Texas, 77064 Attention: Secretary. Notices to Optionee will be addressed to Optionee at his home address as reflected on the personnel records of the Company. Any party may change its address for notices under this Option by giving a notice to that effect in accordance with this Section 12.

13. Withholding. It shall be a condition to the obligation of the Company to issue or transfer shares of stock upon exercise of this Option that Optionee pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its statutory liability to withhold the prescribed minimum amount of federal, state or local income or other taxes incurred by reason of the exercise of this Option. If the amount requested is not paid, the Company may refuse to issue or transfer shares of stock upon exercise of this Option.

14. Benefits of Agreement. Subject to the restrictions against transfer or assignment set forth herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the assignee, successors in interest, personal representatives, guardians, estates, heirs, and legatees of the parties hereto (as appropriate). Except as permitted or contemplated by this Agreement, Optionee agrees that he will not hypothecate or otherwise create or suffer to exist any lien, claim, or encumbrance on this Option. Except as provided herein, this Agreement is not intended to confer any rights or benefits upon any person or entity that is not a party hereto.

15. Resolution of Disputes. Any dispute or disagreement about the interpretation, construction or application of this Agreement will be determined by the Board. Any determination made by the Board will be final, binding and conclusive for all purposes.

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16. Stock Option Plan. This Option is granted pursuant to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as amended from time to time. In the event of any conflict or inconsistency between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and provisions of the Plan shall be controlling. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Plan. In addition, this Option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

17. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the Company and the Optionee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties.

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